
                                                                         NSAR ITEM 77O

                                                              VK New York Quality Municipal Trust
                                                                      10f-3 Transactions

  UNDERWRITING #             UNDERWRITING             PURCHASED FROM    AMOUNT OF SHARES  % OF UNDERWRITING   DATE OF PURCHASE
                                                                            PURCHASED
         1          Virgin Island Public Financing     Paine Webber          2,000,000           0.670%          11/10/99
         2               NY State Dorm-Courts          Paine Webber          2,000,000           0.690%          12/10/99
         3               NY State Dorm-Courts          Paine Webber          2,000,000           0.729%          12/10/99
         4       Nassau County Finance Authority - NY    Goldman             2,000,000             .78%          10/19/00

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Underwriting Partipants:

Underwriting#1            Underwriting #2                    Underwriting #3
------------------        ------------------                 ---------------
Morgan Stanley            Bear Stearns                       Bear Stearns
Roosevelt & Cross         Goldman Sachs                      Goldman Sachs
                          Nations Bank                       Nations Bank
                          Morgan Stanley                     Morgan Stanley
                          Prudential                         Prudential
                          Advest                             Advest
                          MR Beal & Company                  MR Beal & Company
                          First Albany                       First Albany
                          Fleet                              Fleet
                          Lebenthal & Company                Lebenthal & Company
                          JP Morgan                          JP Morgan
                          PaineWebber                        PaineWebber

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Underwriter #4
--------------
Goldman, Sachs & Co.
PaineWebber Incorporated
First Albany Corporation
Morgan Stanley Dean Witter
Salomon Smith Barney
M.R. Beal & Company
Fleet Securities, Inc.
Merrill Lynch & Co.
Ramirez & Co. Inc.
Roosevelt & Cross, Inc.
William E. Simon & Sons Municipal Securities Inc.